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Galaxy Gaming Reports Q4 and Full Year 2021 Financial Results

Chairman Comments on Governance Matters

LAS VEGAS, March 31, 2022 (GLOBE NEWSWIRE) -- Galaxy Gaming, Inc. (OTCQB: GLXZ), a developer and distributor of casino table games and enhanced systems for land-based casinos and iGaming content, announced today its financial results for the quarter and fiscal year ended December 31, 2021.

Financial Highlights

Q4 2021 vs. Q4 2020

•Revenue increased 73% to $5,670K

•Adjusted EBITDA increased 93% to $2,431K1

•Net income of $598K vs. net income of $1,179K2

Full Year 2021 vs. Full Year 2020

•Revenue increased 95% to $19,984K

•Adjusted EBITDA increased 534% to $8,734K3

•Net income of $2,112K vs. net loss of $(2,209)K

Balance Sheet Changes (vs. December 31, 2020)

•Cash increased 168% to $16,059K

•Total long-term debt4 (gross) increased to $60,500K from $52,051K

•Stockholders’ deficit decreased to $(17,286)K from $(24,797)K

Executive Comments

“We finished 2021 with positive momentum” said Todd Cravens, President and CEO.

[1]	Net Income and Adjusted EBITDA in Q4 2021 were impacted by approximately $253K in unusual expense items.
[2]	Q4 2020 and FY 2020 net income include a gain of $840K relating to the forgiveness of our Paycheck Protection Program loan.
[3]

Adjusted EBITDA in 2020 includes an addback of $652K of legal and other expenses related to our litigation with Triangulum Partners LLC.  Adjusted EBITDA in 2021 includes a reduction of $15K, which is the net of our Triangulum litigation expenses less $720,000 in D&O insurance claim payments received in 2021.

[4]	Includes current portion.

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“Even with some of our clients’ properties still affected by COVID-19, we delivered gross revenue of $6.1 million in the fourth quarter, a record.  Our iGaming business performed very well, with iGaming gross revenues of $8.1 million in 2021, also a record.  We believe that, as the impacts of the COVID-19 pandemic continue to subside for our clients, we will experience a strong recovery in our GG Core business (felt and electronics) and continued growth in our iGaming business.”

“Our financial position is strong” said Harry Hagerty, the Company’s CFO.  “We have significant cash balances and modest debt maturities this year.  We are prohibited from paying dividends or repurchasing stock until November of this year due to continuing restrictions imposed by the Main Street Priority Loan that we repaid last year.  We intend to continue to build up our cash position to keep net leverage low.  Total Net Leverage is the only financial covenant in our Fortress loan, and we were comfortably in compliance with that covenant at year-end.

“For fiscal 2022, we are forecasting revenue (net of iGaming royalties) in a range of $23.5 to $25.0 million, and Adjusted EBITDA in a range of $11.5 to $12.5 million.  This forecast assumes no new lockdowns from COVID-19, no impact to our business from the war in Ukraine, and no economic recession.”

Governance Comments

“In response to the significant increase in the price of our stock in 2021, we have decided to restructure Board compensation beyond the 35% reduction in equity compensation recently announced,” stated Mark Lipparelli, Chair of the Galaxy Board.  “We modified our methodology and targeted aggregate annual Board compensation for 2022 at the levels presented below and intend to pay such compensation 60% in cash and 40% in stock.  Cash compensation will be paid monthly in arrears and stock compensation will be paid quarterly in arrears, with the stock valued at the average daily closing price in the last month of the quarter.  Ms. Kondra will receive only the compensation presented below for her service as a Board Member and will receive additional compensation (both cash and stock) for her service as the Audit Committee Chair.

Annual Compensation Target
Board Member	Audit Committee Chair	Board Chair
$150,000	$175,000	$200,000

“Using a share price of $4.45, the proposed Board compensation plan would result in 74,157 shares being issued to the five Directors in 2022.  Based on the 23,718,968 shares outstanding on March 28, 2022, that represents dilution of approximately 3/10ths of one percent.

“We appreciate shareholders’ interest in and support for Galaxy, and we look forward to the Company’s future success together.”

Forward-Looking Statements

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This press release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements based on management's current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements identified by words such as "believe," "will," "may," "might," "likely," "expect," "anticipates," "intends," "plans," "seeks," "estimates," "believes," "continues," "projects" and similar references to future periods, or by the inclusion of forecasts or projections.  All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of Galaxy Gaming, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in Galaxy Gaming's performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of Galaxy Gaming to enter and maintain strategic alliances, product placements or installations, in land based casinos or grow its iGaming business, garner new market share, secure licenses in new jurisdictions or maintain existing licenses, successfully develop or acquire and  sell proprietary products, comply with regulations, have its games approved by relevant jurisdictions, and adapt to changes resulting from the COVID-19 pandemic and other factors. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. Galaxy Gaming expressly disclaims any obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise.

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops and distributes innovative proprietary table games, state-of-the-art electronic wagering platforms and enhanced bonusing systems to land-based, riverboat, and cruise ship and casinos worldwide.  In addition, through its wholly owned subsidiary, Progressive Games Partners LLC, Galaxy licenses proprietary table games content to the online gaming industry.  Connect with Galaxy on Facebook, YouTube  and Twitter.

Non-GAAP Financial Information

Adjusted EBITDA includes adjustments to net loss/income to exclude interest, taxes, depreciation, amortization, share based compensation, gain/loss on extinguishment of debt, foreign currency exchange gains/losses, change in estimated fair value of interest rate swap liability and severance and other expenses related to litigation. Gross revenue adds back royalty expense paid to owners of intellectual property re-licensed to our iGaming clients.  Neither Gross Revenue or Adjusted EBITDA is a measure of performance defined in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). However, Gross Revenue and Adjusted EBITDA are used by management to evaluate our operating performance. Management

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believes that disclosure of the Gross Revenue and Adjusted EBITDA allows investors, regulators and other stakeholders to view of our operations in the way management does. Gross Revenue and Adjusted EBITDA should not be considered as an alternative to net income or to net cash provided by operating activities as a measure of operating results or of liquidity.  Finally, Gross Revenue and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Contact:

Media: Phylicia Middleton (702) 936-5216

Investors:Harry Hagerty (702) 938-1740

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